UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Phillips 66

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):
☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

2331 CITYWEST BLVD. HOUSTON, TX 77042	Your Vote Counts! PHILLIPS 66 2022 Annual Meeting Vote by May 10, 2022 11:59 PM ET. For shares held in a Plan, vote by May 8, 2022 11:59 PM ET.

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You invested in PHILLIPS 66 and it’s time to vote!
You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the shareholder meeting to be held on May 11, 2022.

Get informed before you vote
View the Notice and Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to April 27, 2022. If you would like to request a copy of the material(s) for this and/or future shareholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit www.ProxyVote.com
Control #

Smartphone users Point your camera here and vote without entering a control number	Vote Virtually at the Meeting* May 11, 2022 9:00 a.m., Central Time Virtually at: www.virtualshareholdermeeting.com/PSX2022

*Please check the meeting materials for any special requirements for meeting attendance.

V1.1

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT
This is an overview of the proposals being presented at the upcoming shareholder meeting. Please follow the instructions on the reverse side to vote these important matters.

SHAREHOLDER MEETING ATTENDANCE

The Annual Meeting of Shareholders will be held virtually at www.virtualshareholdermeeting.com/PSX2022. Shareholders as of the record date may attend, vote and submit questions virtually by logging into www.virtualshareholdermeeting.com/PSX2022. To log in, shareholders will need the 16-digit control number provided on your notice, on your proxy card or in the voting instructions that accompanied your proxy materials.

Voting Items		Board Recommends
1.	To elect four directors for a term of office expiring at the 2025 annual meeting of shareholders.
The nominees for election are:
1a.	Greg C. Garland	For
1b.	Gary K. Adams	For
1c.	John E. Lowe	For
1d.	Denise L. Ramos	For
2.	Advisory vote to approve our executive compensation.	For
3.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2022.	For
4.	To approve the 2022 Omnibus Stock and Performance Incentive Plan.	For
5.	Shareholder proposal regarding greenhouse gas emissions targets.	Against
6.	Shareholder proposal regarding report on shift to recycled polymers for single use plastics.	Against
In their discretion, the named proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E-delivery”.

D69663-P70384-Z82117